Exhibit 21.

                     SUBSIDIARIES OF NATIONAL LAMPOON, INC.

       Name of Subsidiary         State of Incorporation         Business Name
-------------------------------   ----------------------   -------------------------
National Lampoon Networks, Inc.          Delaware          National Lampoon Networks
  National Lampoon Tours, Inc.          California          National Lampoon Tours

To the Board of Directors
National Lampoon Inc. and Subsidiaries

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in the Registration Statements of National Lampoon Inc. on Form S-8, SEC File Numbers 333-91260 and 333-50932 which were filed with the Commission on June 26, 2002 and November 30, 2000, respectively, of our Independent Registered Public Accounting Firm's Report dated October 15, 2005 covering the consolidated financial statements of National Lampoon Inc. and Subsidiaries for each of the two years in the period ended July 31, 2006.


/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
November 14, 2006